Consent of Independent Certified Public Accountants

   We have issued our report dated April 26, 2002 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Intermediate Series 65 and Series 66 as of February 28, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant Thornton LLP

Chicago, Illinois
June 24, 2002